(ICON)
Prudential
Jennison
Active
Balanced
Fund

(formerly the Prudential
Active Balanced Fund)

SEMI
ANNUAL
REPORT
March 31, 1998
(LOGO)

Prudential Jennison Active Balanced Fund
A Series of the Prudential Jennison Series Fund,
Inc.

Performance At A Glance.
As the stock market rose substantially over our six-month reporting period, the Fund's return trailed the Lipper Balanced
Fund Average because of our low
weighting in stocks and our contrarian avoidance of the rapidly rising blue-chip stocks. We are concerned that stock prices appear to be based on overly optimistic earnings growth assumptions and would be vulnerable should corporate profits falter because of rising wage costs, higher interest rates, lower export growth, or foreign competition.

Cumulative Total Returns1
As of 3/31/98

                                       Six
One     Five       Since
                                      Months
Year    Years    Inception2
   Class A                             5.92%
22.59%    N/A      24.44%
   Class B                             5.38
21.58     N/A      23.21
   Class C                             5.38
21.58     N/A      23.21
   Class Z                             6.03
22.87   77.20%     84.47
   Lipper Balanced
   Fds Avg.3                           8.92
28.13   92.67       ***

Average Annual Total Returns1
As of 3/31/98

One     Five       Since

Year   Years     Inception2
   Class A
16.46%     N/A     12.76%
   Class B
16.58      N/A     13.44
   Class C
20.58      N/A     16.16
   Class Z
22.87    12.12%    12.41

Past performance is not indicative of future results. Principal and investment return will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

1Source: Prudential Investments Fund Management and Lipper Analytical Services.
The cumulative total returns do not take into account sales charges. The average annual returns do take into account applicable sales charges. The Fund charges a maximum front-end sales load of 5% for Class A shares and a declining contingent deferred sales charge (CDSC) of 5%, 4%, 3%, 2%, 1% and 1% for six years for Class B shares. Class C shares have a 1% CDSC for one year. Class B shares will automatically convert to Class A shares, on a quarterly basis, approximately seven years after purchase. Class
Z shares are not subject to a
sales charge or a distribution fee.

2Inception dates: 11/7/96 for Class A, B, and C shares; 1/4/93 for Class Z shares.

3Lipper returns are for all funds in each share class for the six-month, 1- and 5-year periods.

***Lipper Since Inception returns are 30.28% for
Classes A, B, and C, and
102.05% for Class Z and are for all funds in each share class category.

   How Investments Compared.
        (As of 3/31/97)
           (GRAPH)
  U.S.    General    General      U.S.
Growth     Bond     Muni Debt    Taxable
 Funds     Funds      Funds     Money Funds

Source: Lipper Analytical Services. Financial markets change, so a mutual fund's past performance should never be used to predict future results. The risks to each of the investments listed above are different -- we provide 12-month total returns for several Lipper mutual fund categories to show you that reaching for higher returns means tolerating more risk. The greater the risk, the larger the potential reward or loss. In addition, we've included historical
20-year average annual returns. These returns assume the reinvestment of dividends.

U.S. Growth Funds will fluctuate a great deal.
Investors have received higher
historical total returns from stocks than from most other invest-ments.
Smaller capitalization stocks offer greater potential for long-term growth but may be more volatile than larger capitalization stocks.

General Bond Funds provide more income than stock funds, which can help smooth out their total returns year by year. But their prices still fluctuate
(sometimes significantly) and their returns have been historically lower than those of stock funds.

General Municipal Debt Funds invest in bonds issued by state governments, state agencies and/or municipalities. This investment provides income that is usually exempt from federal and state income taxes.

U.S. Taxable Money Funds attempt to preserve a constant share value; they don't fluctuate much in price but, historically, their returns have been generally among the lowest of the major investment categories.

Bradley Goldberg, Fund Manager

Portfolio
Manager's Report        (PICTURE)

The Prudential Jennison Active Balanced Fund seeks the higher returns that stocks have historically provided, while trying to avoid the risks inherent in an all-stock portfolio. The Fund invests in a combination of stocks, bonds, and lower-risk money market instruments, such as short-term U.S. Treasury securities. By diversifying in this way, the Fund seeks to benefit from rising stock markets and to provide investors with greater protection if stocks fall.
There can be no assurance that the Fund will meet its investment objective.

A Hybrid Strategy.
In stocks, we use a hybrid strategy of growth and value investing, aiming at both greater earnings growth than the market and lower cost. We look at companies we think will produce better earnings momentum or the sustained earnings that most investors expect. We're somewhat contrarian -- we look where most portfolio managers don't. Our bond investment strategy is cautious.
We use bonds to stabilize price swings of the portfolio.

Strategy Session.

We Were Flexible.
We emphasize whichever is most favorable -- stocks, bonds, or cash -- on the basis of their potential risk and rewards. We have continued to hold a lower proportion of stocks than the average balanced fund: 49% of our portfolio was in stocks at the end of the quarter, while most balanced funds generally hold
60%. Bonds are more attractive over the next 12 to 18 months when we take into account the possibility they will rise in price if interest rates fall, as we suspect they might. We have raised our bond allocation to 45% of the fund.
Cash represented approximately 6% of our net assets as of March 31, 1998.

Stocks. CIGNA is currently our largest holding.
CIGNA has been in the portfolio
for some time and still offers a very compelling risk/reward relationship as the company refocuses on selling to the growing world market. Their traditional insurance market has become commodity-like, so we believe that CIGNA's earnings will grow faster than they have in the past. We believe they are a good investment value because their share price has yet to reflect this.

Polaroid is a new holding. We began following this company closely when it acquired new management. We expect the new team to use Polaroid's globally recognized brand name to restore superior earnings growth.

Bonds. We believe that today's difference in yield between corporate bonds and
Treasuries is too small to justify taking the increased risk of corporates, so we remain predominantly in Treasury bonds.

     Portfolio Composition.
   Expressed as a percentage of
  total net assets as of 3/31/98.
           (PIE CHART)

What Went Well.
Since their Asia-induced lows in October 1997, stocks have risen 20%, bringing the three-year return on the S&P 500 to 134%.
This is substantially more than
normal, considering long-term rates of profit and dividend growth.

In the technology sector, our Digital Equipment shares rose sharply when
Compaq Computer announced its intention to acquire the company. Xerox
Corporation and Symbol Technologies also performed well because their operating results exceeded analysts' expectations.

Consolidation and restructuring activity accelerated in the financial services sector, and our stocks benefited. Low inflation and interest rates caused rapid economic growth and very active financial markets, an excellent setting for the earnings of companies in this sector.

And Not So Well.
The extremely high values that investors are placing on companies today and our generally cautious stance toward stocks led us to reduce our stock allocation. We are doing this because many of today's most popular stocks cost more for the amount of earnings they represent than at any other time this century. Weakening commodity prices and concern about the impact of the economic slowdown in Asia hurt our stocks in the energy and basic materials sectors. However, our defensive strategy has reduced our returns, particularly when compared with our fully invested competitors. We continue to believe, nonetheless, that keeping this conservative strategy is the right one for a balanced fund.

   Five Largest Holdings.
2.1%           CIGNA Corp.
               Insurance
2.0%           The Limited, Inc.
               Retail
1.5%           McGraw-Hill Cos., Inc.
               Publishing
1.4%           Sears, Roebuck & Co.
               Retail
1.3%           Chase Manhattan Corp.
               Banks

Expressed as a percentage of net assets as of 3/31/98.

Looking Ahead.
We are pleased by management actions in the
basic materials sector. In order
to improve returns to shareholders, these
companies are restructuring and
cutting costs rather than adding capacity to
fight for larger market shares.
Given the supply and demand balance for basic
materials, we think this is the
right course. We will also continue to hold a
relatively light stock
allocation. Although we believe the economy will
continue to grow and interest
rates and inflation will remain low, current
stock prices may already reflect
the benefits of this attractive environment.
------------------------------------------------
-------------------------------
                                1

President's Letter
May 15, 1998
(PHOTO)
                         See You On the Net!
Dear Shareholder:
We are proud to be part of the worldwide web and we invite you to visit our two web sites, if you have not already done so.
Yes, we currently offer two
sites -- each with its own distinctive identity.

http://www.prudential.com
The Prudential web site features information on personal investing, retirement planning, commercial and residential real estate opportunities, as well as insurance products for life, health, home and property.

You can look up performance data on your Prudential mutual funds, learn about proven investment strategies, or take one of our many interactive quizzes that will help guide you in determining long-term goals -- like how much to save for your child's college education or for your retirement.

http://www.prusec.com
The Prudential Securities Virtual Branch Office is a full-service brokerage web site specifically designed to provide investors with the information they need to make informed financial decisions. It was rated the No. 1 full-service brokerage web site of its type by Financial Net
News (February 1998), a
subsidiary of Institutional Investor magazine, and was also rated among the top corporate web sites by Fortune magazine
(Winter 1998).

What investors can find here are -- daily market commentaries, stock quotes, economic forecasts, product news, and current market research, in addition to interactive investing programs. Investors, through their Prudential Securities
Financial Advisors, may also enroll in
Prudential Online(R) and have access to
their personal account information which includes balances, security values, transactions and account activities. They can also easily E-mail their
Financial Advisor.

Both sites also contain professional
opportunities for people who are
searching for employment or considering a change of career paths.

We plan to make further enhancements to our web pages as the year progresses.
So please, the next time you are "web browsing" or "surfing the net," pay us a visit. Let us know what you think and what you'd like to see added in the future.

Sincerely,

Brian M. Storms
President, Prudential Mutual Funds & Annuities
------------------------------------------------
-------------------------------
                             2

Portfolio of Investments
PRUDENTIAL JENNISON SERIES FUND, INC.*
as of March 31, 1998
PRUDENTIAL JENNISON
(Unaudited)                            ACTIVE
BALANCED FUND
------------------------------------------------
------------

Shares      Description
Value (Note 1)
------------------------------------------------
------------
LONG-TERM INVESTMENTS--93.9%
COMMON STOCKS--48.3%
------------------------------------------------
------------
Aircraft/Defense Electronics--2.4%
   28,900   Boeing Co.
$   1,506,412
   12,500   Lockheed Martin Corp.
1,406,250
   24,784   Raytheon Co.--Class A
1,409,590

-------------

4,322,252
------------------------------------------------
------------
Airlines-->0.4%
    6,200   Delta Air Lines, Inc.
733,150
------------------------------------------------
------------
Aluminum--2.0%
   12,400   Aluminum Co. of America
853,275
   33,800   Reynolds Metals Co.
2,076,587
   29,400   British Steel PLC (ADR) (United
              Kingdom)
712,950

-------------

3,642,812
------------------------------------------------
------------
Banks--3.8%
   18,200   Chase Manhattan Corp.
2,454,725
   24,400   Fleet Financial Group, Inc.
2,075,525
  113,900   Hibernia Corp. U.A.
2,342,069

-------------

6,872,319
------------------------------------------------
------------
Business Services--4.0%
   28,375   Cendant Corp.
1,124,359
   33,100   Hertz Corp - Class A
1,522,600
   47,900   Ogden Corp.
1,377,125
   17,200   Omnicom Group
809,475
   64,300   Ryder System, Inc.
2,443,400

-------------

7,276,959
------------------------------------------------
------------
Computers Systems/Peripherals--3.8%
   34,000   Digital Equipment Corp.(a)
1,778,625
   23,300   Hewlett-Packard Co.
1,476,638
   19,300   International Business Machines
              Corp.
$   2,004,787
   21,550   Symbol Technologies, Inc.
1,059,991
   37,700   Unisys Corp.
716,300

-------------

7,036,341
------------------------------------------------
------------
Electronics--0.2%
   36,900   International Rectifier Corp.(a)
433,575
------------------------------------------------
------------
Food--1.0%
   38,500   Dole Food Co., Inc.
1,862,437
------------------------------------------------
------------
Household & Personal Care Products--0.4%
   33,100   The Dial Corp.
792,331
------------------------------------------------
------------
Insurance--2.8%
   19,100   CIGNA Corp.
3,915,500
   21,700   NAC Re Corp.
1,137,894

-------------

5,053,394
------------------------------------------------
------------
Hotels--1.1%
   64,500   Hilton Hotels Corp.
2,055,937
------------------------------------------------
------------
Machinery--0.8%
   21,400   Case Corp.
1,457,875
------------------------------------------------
------------
Media--0.7%
   37,300   CBS Corp.
1,265,869
------------------------------------------------
------------
Motor Vehicles & Equipment--1.7%
   30,100   General Motors Corp.
2,029,869
   22,700   B.F. Goodrich Co.
1,159,119

-------------

3,188,988

------------------------------------------------
--------------------------------
*See page 9                            3
See Notes to Financial Statements.

Portfolio of Investments
PRUDENTIAL JENNISON SERIES FUND, INC.*
as of March 31, 1998
PRUDENTIAL JENNISON
(Unaudited)                            ACTIVE
BALANCED FUND
------------------------------------------------
------------

Shares      Description
Value (Note 1)
------------------------------------------------
------------
Oil & Gas Services--1.4%
   15,400   Baker Hughes, Inc.
$     619,850
   13,500   Smith International, Inc.(a)
743,343
   29,900   Unocal Corp.
1,156,756

-------------

2,519,949
------------------------------------------------
------------
Paper--2.4%
   41,000   Boise Cascade Corp.
1,478,563
   26,100   Champion International Corp.
1,417,556
   77,500   Stone Container Corp.
968,750
    8,000   Temple-Inland, Inc.
497,000

-------------

4,361,869
------------------------------------------------
------------
Petroleum - Domestic--0.7%
    9,600   Anadarko Petroleum Corp.
662,400
   13,300   Burlington Resources, Inc.
637,569

-------------

1,299,969
------------------------------------------------
------------
Pharmaceuticals--0.1%
    3,100   Vertex Pharmaceuticals, Inc.(a)
99,006
------------------------------------------------
------------
Photography Imaging Technology--1.3%
   36,200   Polaroid Corp.
1,592,800
    7,400   Xerox Corp.
787,638

-------------

2,380,438
------------------------------------------------
------------
Publishing--4.5%
   28,700   American Greetings Corp.
1,320,200
   35,500   McGraw-Hill Companies, Inc.
2,700,219
   30,900   New York Times Co.
2,163,000
   29,400   Tribune Co.
2,072,700

-------------

8,256,119
------------------------------------------------
------------
Real Estate Investment Trust--2.3%
   57,550   Avalon Properties, Inc.
1,668,950
   46,900   Meditrust Corp.
1,448,037
   41,500   Tower Realty Trust, Inc.
$   1,021,938

-------------

4,138,925
------------------------------------------------
------------
Retail--4.4%
   35,200   AutoZone, Inc.(a)
1,192,400
   41,200   Boise Cascade Office Products
              Corp.(a)
782,800
  129,179   The Limited, Inc.
3,705,823
   42,800   Sears, Roebuck & Co.
2,458,325

-------------

8,139,348
------------------------------------------------
------------
Savings & Loan--0.9%
   22,700   Washington Mutual, Inc.
1,628,016
------------------------------------------------
------------
Specialty Chemicals--2.7%
   36,000   Betzdearbon Inc.
2,031,750
   29,500   Dexter Corp.
1,220,562
   25,400   Minerals Technologies, Inc.
1,279,525
   14,700   Morton International, Inc.
482,344

-------------

5,014,181
------------------------------------------------
------------
Steel & Metal--1.8%
   29,400   Kennametal, Inc.
1,547,175
   46,700   USX Corp.-U.S. Steel Group
1,762,925

-------------

3,310,100
------------------------------------------------
------------
Telecommunication Services--0.2%
    8,000   WorldCom Inc.
344,500
------------------------------------------------
------------
Trucking & Other Transportation--0.5%
   29,500   Knightsbridge Tankers Ltd.
840,750

-------------
            Total common stocks
              (cost $68,184,884)
88,327,409

-------------
------------------------------------------------
------------
PREFERRED STOCK--0.7%
   24,400   USX-Capital Trust Conv. Ptd. 6.75%
              (cost $1,168,530)
1,216,950

-------------

------------------------------------------------
--------------------------------
*See page 9                            4
See Notes to Financial Statements.

Portfolio of Investments
PRUDENTIAL JENNISON SERIES FUND, INC.*
as of March 31, 1998
PRUDENTIAL JENNISON
(Unaudited)                            ACTIVE
BALANCED FUND
------------------------------------------------
------------

Shares      Description
Value (Note 1)
------------------------------------------------
------------

DEBT OBLIGATIONS--44.9%
------------------------------------------------
------------
Corporate Bonds--1.8%
   $1,565   American Home Products
              7.70%, 2/15/00
$   1,603,327
    1,570   General Motors Acceptance Corp.
              6.75%, 2/7/02
1,601,180

-------------
            Total corporate bonds
              (cost $3,194,012)
3,204,507
------------------------------------------------
------------
U.S. Government Securities--43.1%
            United States Treasury Bonds
    4,100   12.00%, 8/15/13
6,022,531
   14,150   7.875%, 2/15/21
17,366,861
            United States Treasury Notes
    4,865   8.875%, 11/15/98
4,962,300
   10,245   7.50%, 11/15/01
10,851,709
   20,435   6.25%, 2/15/03
20,936,271
   18,470   5.75%, 8/15/03
18,536,307

-------------
            Total U.S. Government securities
              (cost $76,063,103)
78,675,979

-------------
            Total debt obligations
              (cost $79,257,115)
81,880,486

-------------
            Total long-term investments
              (cost $148,627,333)
171,424,845

-------------
SHORT-TERM INVESTMENT--5.7%
------------------------------------------------
------------
Repurchase Agreement--5.7%
  $10,427   Joint Repurchase Agreement Account
              5.952%, 04/01/98 (Note 5)
              (cost $10,427,000)
$  10,427,000
------------------------------------------------
------------
Total Investments--99.6%
            (cost $159,037,529; Note 4)
181,851,845
            Other assets in excess of
              liabilities--0.4%
774,752

-------------
            Net Assets--100%
$ 182,626,597

-------------

-------------

---------------
(a) Non-income producing security.
ADR--American Depository Receipt.
------------------------------------------------
--------------------------------
*See page 9                            5
See Notes to Financial Statements.

PRUDENTIAL JENNNISON SERIES FUND, INC.*
Statement of Assets and Liabilities
PRUDENTIAL JENNISON
(Unaudited)                            ACTIVE
BALANCED FUND
------------------------------------------------
--------------------------------

Assets
March 31, 1998
Investments, at value (cost
$159,037,529)...................................
 ...............................
$181,851,845
Cash............................................
 ................................................
 ...........              9,912
Dividends and interest
receivable......................................
 ....................................
1,100,264
Receivable for investments
sold............................................
 ................................
683,606
Receivable for Fund shares
sold............................................
 ................................
373,684
Other
assets..........................................
 ................................................
 .....              2,796

--------------
    Total
assets..........................................
 ................................................
 .        184,022,107

--------------
Liabilities
Payable for investments
purchased.......................................
 ...................................
886,719
Payable for Fund shares
reacquired......................................
 ...................................
306,512
Management fee
payable.........................................
 ............................................
141,078
Accrued
expenses........................................
 ................................................
 ...             60,109
Distribution fee
payable.........................................
 ..........................................
1,092

--------------
    Total
liabilities.....................................
 ................................................
 .          1,395,510

--------------
Net
Assets..........................................
 ................................................
 .......       $182,626,597

--------------

--------------
Net assets were comprised of:
   Common stock, at
par.............................................
 .......................................       $
13,207
   Paid-in capital in excess of
par.............................................
 ...........................        152,096,647

--------------

152,109,854
   Undistributed net investment
income..........................................
 ...........................          1,272,037
   Accumulated net realized gain on
investments.....................................
 .......................          6,430,390
   Net unrealized appreciation on
investments.....................................
 .........................         22,814,316

--------------
Net assets, March 31,
1998............................................
 .....................................
$182,626,597

--------------

--------------
Class A:
   Net asset value and redemption price per
share
      ($2,077,240 / 150,401 shares of beneficial
interest issued and
outstanding)..........................
$13.81
   Maximum sales charge (5% of offering
price)..........................................
 ...................                .73
   Maximum offering price to
public..........................................
 ..............................
$14.54
Class B:
   Net asset value, offering price and
redemption price per share
      ($991,801 / 71,958 shares of beneficial
interest issued and
outstanding).............................
$13.78
Class C:
   Net asset value, offering price and
redemption price per share
      ($105,221 / 7,634 shares of beneficial
interest issued and
outstanding)..............................
$13.78
Class Z:
   Net asset value, offering price and
redemption price per share
      ($179,452,335 / 12,976,758 shares of
beneficial interest issued and
outstanding).....................
$13.83

------------------------------------------------
--------------------------------
*See page 9                            6
See Notes to Financial Statements.

PRUDENTIAL JENNISON SERIES FUND, INC.*
PRUDENTIAL JENNISON
ACTIVE BALANCED FUND
Statement of Operations (Unaudited)
------------------------------------------------
------------

Six Months

Ended
Net Investment Income
March 31, 1998
Income
   Interest..............................      $
2,957,634
   Dividends.............................
760,763
                                            ----
--------------
    Total income.........................
3,718,397
                                            ----
--------------
Expenses
   Management fee........................
598,119
   Distribution fee--Class A.............
1,762
   Distribution fee--Class B.............
2,038
   Distribution fee--Class C.............
221
   Transfer agent's fees and expenses....
138,000
   Registration fees.....................
100,000
   Custodian's fees and expenses.........
45,000
   Reports to shareholders...............
30,000
   Legal fees and expenses...............
10,000
   Audit fee and expenses................
10,000
   Organization expense..................
3,404
   Trustees' fees........................
3,335
   Miscellaneous.........................
1,530
                                            ----
--------------
    Total expenses.......................
943,409
                                            ----
--------------
Net investment income....................
2,774,988
                                            ----
--------------
Realized and Unrealized Gain
on Investments
Net realized gain on investment
   transactions..........................
9,318,886
Net change in unrealized appreciation on
   investments...........................
(1,974,132)
                                            ----
--------------
Net gain on investments..................
7,344,754
                                            ----
--------------
Net Increase in Net Assets
Resulting from Operations................      $
10,119,742
                                            ----
--------------
                                            ----
--------------

PRUDENTIAL JENNISON SERIES FUND, INC.*
PRUDENTIAL JENNISON
ACTIVE BALANCED FUND
Statement of Changes in Net Assets (Unaudited)
------------------------------------------------
------------

                                      Six Months
                                        Ended
Year Ended
Increase (Decrease)                   March 31,
September 30,
in Net Assets                            1998
1997
Operations
   Net investment gain............   $
2,774,988    $  4,516,834
   Net realized gain on
      investments.................
9,318,886      11,725,117
   Net change in unrealized
      appreciation (depreciation)
      on investments..............
(1,974,132)     13,786,966
                                    ------------
--    ------------
   Net increase in net assets
      resulting from operations...
10,119,742      30,028,917
                                    ------------
--    ------------
Dividends and distributions
   Dividends to shareholders from
      net investment income
      Class A.....................
(24,889)            (64)
      Class B.....................
(4,933)             (6)
      Class C.....................
(273)             (6)
      Class Z.....................
(4,664,569)     (4,627,738)
                                    ------------
--    ------------

(4,694,664)     (4,627,814)
                                    ------------
--    ------------
   Distributions to shareholders
      from net realized gains
      Class A.....................
(82,174)           (128)
      Class B.....................
(24,906)            (12)
      Class C.....................
(1,378)            (12)
      Class Z.....................
(13,860,433)     (9,255,475)
                                    ------------
--    ------------

(13,968,891)     (9,255,627)
                                    ------------
--    ------------
Fund share transactions (Note 6)
   Net proceeds from shares
      sold........................
78,442,784      55,048,728
   Net asset value of shares
      issued in reinvestment of
      distributions...............
18,663,277      13,883,406
   Cost of shares reacquired......
(65,816,004)    (78,785,554)
                                    ------------
--    ------------
   Net increase (decrease) in net
      assets from Fund share
      transactions................
31,290,057      (9,853,420)
                                    ------------
--    ------------
Total increase....................
22,746,244       6,292,056
Net Assets
Beginning of period...............
159,880,353     153,588,297
                                    ------------
--    ------------
End of period.....................   $
182,626,597    $159,880,353
                                    ------------
--    ------------
                                    ------------
--    ------------

------------------------------------------------
--------------------------------
*See page 9                            7
See Notes to Financial Statements.

PRUDENTIAL JENNNISON SERIES FUND, INC.
Notes to Financial Statements
PRUDENTIAL JENNISON
(Unaudited)                              ACTIVE
BALANCED FUND
------------------------------------------------
--------------------------------
The Prudential Jennison Active Balanced Fund
(the 'Fund') is a separately
managed series of Prudential Jennison Series
Fund, Inc. (the 'Series'), formerly
Prudential Jennsion Fund, Inc. (the 'Jennison
Fund'). The Jennison Fund was
incorporated in Maryland on August 10, 1995 and is registered under the
Investment Company Act of 1940 as a diversified, open-end management investment company. Investment operations commenced on
November 7, 1996. Prior to January
15, 1998, the Fund was known as Prudential
Active Balanced Fund (the
'Portfolio'), a separately managed series of Prudential Dryden Fund (the
'Company') (see Note 7).

The Fund's investment objective is to achieve
total returns approaching equity
returns while accepting less risk than an all-
equity portfolio. The Fund seeks
to achieve its objective through an actively-
managed portfolio of equity
securities, fixed-income securities and money
market instruments.
------------------------------------------------
------------
Note 1. Accounting Policies

The following is a summary of significant accounting policies followed by the
Fund.

Securities Valuation: Securities, including options, warrants, futures contracts and options thereon, for which the primary market is a national securities exchange, commodities exchange, board of trade or Nasdaq are valued at the last sale price on such exchange or board of trade on the date of valuation or, if there was no sale on such day, at the mean between the closing bid and asked prices quoted on such day or at the bid price in the absence of an asked price.

Securities that are actively traded in the over-the-counter market, including listed securities for which the primary market is believed to be over-the-counter, are valued by a principal market maker or independent pricing agent.

U.S. government securities for which market quotations are readily available are valued at a price provided by an independent broker/dealer or pricing service.

Securities for which reliable market quotations are not available or for which the pricing agent or principal market maker does not provide a valuation or methodology or provides a valuation or methodology that, in the judgment of the subadviser, does not represent fair value, are valued at fair value as determined under procedures established by the Trustees.

In connection with transactions in repurchase agreements, it is the Fund's policy that its custodian or designated subcustodians, under triparty repurchase agreements, as the case may be, take possession of the underlying collateral securities, the value of which exceeds the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market on a daily basis to ensure the adequacy of the collateral. If the seller defaults and the value of the collateral declines or, if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Fund may be delayed or limited.

Securities Transactions and Net Investment
Income: Securities transactions are
recorded on the trade date. Realized gains or losses on sales of securities are calculated on the identified cost basis.
Dividend income is recorded on the
ex-dividend date and interest income is recorded on the accrual basis. Expenses are recorded on the accrual basis which may require the use of certain estimates by management.

Net investment income (other than distribution fees) and unrealized and realized gains or losses are allocated daily to each class of shares based upon the relative proportion of net assets of each class at the beginning of the day.

Dividends and Distributions: Dividends and distributions of the Fund are declared in cash and automatically reinvested in additional shares of the Fund.
The Fund will declare and distribute its net investment income and net capital gains, if any, at least annually. Dividends and distributions are recorded on the ex-dividend date.

Income distributions and capital gain
distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles.

Taxes: It is the Fund's policy to continue to meet the requirements of the
Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable net investment income to its shareholders.
Therefore, no federal income tax provision is required.

Withholding taxes on foreign dividends have been provided for in accordance with the Fund's understanding of the applicable country's tax rules and rates.

Deferred Organizational Expenses: Approximately
$450,000 of costs were incurred
in connection with the organization and initial
registration of the Company and
have been deferred and are being amortized
ratably
------------------------------------------------
--------------------------------
                                       8

PRUDENTIAL JENNNISON SERIES FUND, INC.
Notes to Financial Statements
PRUDENTIAL JENNISON
(Unaudited)                              ACTIVE
BALANCED FUND
------------------------------------------------
--------------------------------
over a period of 60 months from the date each of
the Fund's commenced investment
operations.
------------------------------------------------
------------
Note 2. Agreements

The Fund has a management agreement with Prudential Investments Fund Management
LLC ('PIFM'). Pursuant to a subadvisory
agreement between PIFM and Jennison
Associates Capital Corp. ('Jennison'), Jennison furnishes investment advisory services in connection with the management of the Fund. Under the subadvisory agreement, Jennison, subject to the supervision of PIFM, is responsible for managing the assets of the Fund in accordance with its investment objectives and policies.

The management fee paid PIFM is computed daily and payable monthly, at an annual rate of .65 of 1% of the average daily net assets of the Fund. PIFM pays
Jennsion a subadvisory fee at an annual rate of
 .30 of 1% of the average daily
net assets of the Fund up to and including $300 million and .25 of 1% of the Fund's average daily net assets in excess of $300 million. PIFM also pays the cost of compensation of officers and employees of the Fund, occupancy and certain clerical and bookkeeping costs of the Fund. The Fund bears all other costs and expenses.

The Fund has a distribution agreement with Prudential Securities Incorporated
('PSI'), which acts as the distributor of the Class A, Class B, Class C and
Class Z shares of the Fund. The Fund compensates
PSI for distributing and
servicing the Fund's Class A, Class B and Class
C shares, pursuant to plans of
distribution, (the 'Class A, B and C Plans') regardless of expenses actually incurred by them. The distributions fees are accrued daily and payable monthly.
No distribution or service fees are paid to PSI as distributor of the Class Z shares of the Fund.

Pursuant to the Class A, B and C Plans, the Fund compensates PSI for distribution-related activities at an annual rate of up to .30 of 1%, 1% and 1% of the average daily net assets of the Class A, B and C shares, respectively.
Such expenses under the Plans were .25 of 1%, 1% and 1% of average daily net assets of the Class A, B and C shares, respectively, for the six months ended
March 31, 1998.

PSI has advised the Fund that it received approximately $750 in front-end sales charges resulting from sales of Class A shares during the six months ended March
31, 1998. From these fees, PSI paid such sales charges to affiliated broker-dealers, which in turn paid commissions to salespersons and incurred other distribution costs.

PSI has advised the Fund that for the six months ended March 31, 1998, it received approximately $500 in contingent deferred sales charges imposed upon redemptions by certain Class B and Class C shareholders.

Jennison, PIFM and PSI are wholly owned
subsidiaries of The Prudential Insurance
Company of America.

The Fund, along with other affiliated registered
investment companies (the
'Funds'), entered into a credit agreement (the
'Agreement') with an unaffiliated
lender. The maximum commitment under the
Agreement is $200,000,000. Interest on
any such borrowings outstanding will be at
market rates. The purpose of the
Agreement is to serve as an alternative source
of funding for capital share
redemptions. The Fund has not borrowed any
amounts pursuant to the Agreement
during the six months ended March 31, 1998. The
Funds pay a commitment fee at an
annual rate of .055 of 1% on the unused portion
of the credit facility. The
commitment fee is accrued and paid quarterly on
a pro rata basis by the Funds.
The Agreement expired on December 30, 1997 and
has been extended through
December 29, 1998 under the same terms.
------------------------------------------------
------------
Note 3. Other Transactions With Affiliates

Prudential Mutual Fund Services LLC ('PMFS'), a
wholly owned subsidiary of PIFM,
serves as the Fund's transfer agent. During the
six months ended March 31, 1998,
the Fund incurred fees of approximately $131,500
for the services of PMFS. As of
March 31, 1998, approximately $20,300 of such
fees were due to PMFS. Transfer
agent fees and expenses in the Statement of
Operations also include certain
out-of-pocket expenses paid to nonaffiliates.
------------------------------------------------
------------
Note 4. Portfolio Securities

Purchases and sales of portfolio securities, excluding short-term investments, for the six months ended March 31, 1998 aggregated $77,472,859 and $58,314,086, respectively. Purchases and sales of U.S.
government obligations were
$31,404,541 and $16,044,268, respectively.

The cost basis of investments for federal income
tax purposes is $159,054,333.
As of March 31, 1998, net unrealized
appreciation for federal income tax
purposes was $22,797,512 (gross unrealized
appreciation--$23,389,261, gross
unrealized depreciation--$591,749).
------------------------------------------------
--------------------------------
                                       9

PRUDENTIAL JENNNISON SERIES FUND, INC.
Notes to Financial Statements
PRUDENTIAL JENNISON
(Unaudited)                              ACTIVE
BALANCED FUND
------------------------------------------------
--------------------------------
Note 5. Joint Repurchase Agreement Account

The Fund, along with other affiliated registered investment companies, transfers uninvested cash balances into a single joint account, the daily aggregate balance of which is invested in one or more joint repurchase agreements collateralized by U.S. Treasury or federal agency obligations. At March 31,
1998, the Fund had a 0.8% undivided interest in the repurchase agreements in the joint account. The undivided interest represented $10,427,000 in principal amount. As of such date, each repurchase agreement in the joint account and the collateral therefore was as follows:

Credit Suisse First Boston Corp., 6.00%, in the principal amount of
$388,000,000, repurchase price $388,064,667, due
4/1/98. The value of the
collateral including accrued interest is
$402,989,454.

SBC Warburg Asia Ltd., 5.92%, in the principal amount of $263,000,000, repurchase price $263,043,249, due 4/1/98. The value of the collateral including accrued interest is $268,277,527.

UBS Securities, Inc., 5.95%, in the principal amount of $106,691,000, repurchase price $106,708,634, due 4/1/98. The value of the collateral including accrued interest is $108,827,671.

Morgan Stanley & Co., Inc., 5.94%, in the principal amount of $125,000,000, repurchase price $125,020,625, due 4/1/98. The value of the collateral including accrued interest is $127,500,925.

Salomon Smith Barney, 5.93%, in the principal
amount of $388,000,000, repurchase
price $388,063,912, due 4/1/98. The value of the
collateral including accrued
interest is $396,440,446.
------------------------------------------------
------------
Note 6. Capital

The Fund offers Class A, Class B, Class C and
Class Z shares. Class A shares are
sold with a front-end sales charge of up to 5%.
Class B shares are sold with a
contingent deferred sales charge which declines from 5% to zero depending on the period of time the shares are held. Class B shares will automatically convert to
Class A shares on a quarterly basis
approximately seven years after purchase. A special exchange privilege is also available for shareholders who qualify to purchase Class A shares at net asset value.
Class C shares are sold with a
contingent deferred sales charge of 1% during the first year. Class Z shares are not subject to any sales or redemption charge and are offered exclusively for sale to a limited group of investors.

There are 3 billion shares of $.001 par value common stock authorized which are divided into three Series, each of which offers four classes, designated Class
A, Class B, Class C and Class Z, each of which consists of 250 million authorized shares.

Transactions in shares of common stock were as follows:

Class A                                 Shares
Amount
-----------------------------------   ----------
------------
Six months ended March 31, 1998:
Shares sold........................      134,825
$  1,834,156
Shares issued in reinvestment of
  dividends and distributions......        8,312
107,053
Shares reacquired..................
(61,449)       (846,978)
                                      ----------
------------
Net increase in shares
  outstanding......................       81,688
$  1,094,231
                                      ----------
------------
                                      ----------
------------
November 7, 1996(a)
  through September 30, 1997:
Shares sold........................       68,711
$    971,421
Shares issued in reinvestment of
  dividends and distributions......           15
183
Shares reacquired..................
(13)           (178)
                                      ----------
------------
Net increase in shares
  outstanding......................       68,713
$    971,426
                                      ----------
------------
                                      ----------
------------
Class B
--------------------------------
Six months ended March 31, 1998:
Shares sold........................       55,877
$    767,285
Shares issued in reinvestment of
  dividends and distributions......        2,309
29,757
Shares reacquired..................
(1,057)        (14,335)
                                      ----------
------------
Net increase in shares
  outstanding......................       57,129
$    782,707
                                      ----------
------------
                                      ----------
------------
November 7, 1996(a)
  through September 30, 1997:
Shares sold........................       14,903
$    197,257
Shares issued in reinvestment of
  dividends and distributions......            1
9
Shares reacquired..................
(75)           (964)
                                      ----------
------------
Net increase in shares
  outstanding......................       14,829
$    196,302
                                      ----------
------------
                                      ----------
------------
Class C
-----------------------------------
Six months ended March 31, 1998:
Shares sold........................        7,589
$    101,832
Shares issued in reinvestment of
  dividends and distributions......          127
1,642
Shares reacquired..................
(448)         (6,212)
                                      ----------
------------
Net increase in shares
  outstanding......................        7,268
$     97,262
                                      ----------
------------
                                      ----------
------------

------------------------------------------------
--------------------------------
                                       10

PRUDENTIAL JENNNISON SERIES FUND, INC.
Notes to Financial Statements
PRUDENTIAL JENNISON
(Unaudited)                              ACTIVE
BALANCED FUND
------------------------------------------------
--------------------------------

Class C                                 Shares
Amount
-----------------------------------   ----------
------------
November 7, 1996(a)
  through September 30, 1997:
Shares sold........................          365
$      5,122
Shares issued in reinvestment of
  dividends and distributions......            1
9
Shares reacquired..................           --
--
                                      ----------
------------
Net increase in shares
  outstanding......................          366
$      5,131
                                      ----------
------------
                                      ----------
------------
Class Z
-----------------------------------
Six months ended March 31, 1998:
Shares sold........................    5,354,578
$ 75,739,511
Shares issued in reinvestment of
  dividends and distributions......    1,437,147
18,524,825
Shares reacquired..................
(4,795,611)    (64,948,479)
                                      ----------
------------
Net increase in shares
  outstanding......................    1,996,114
$ 29,315,857
                                      ----------
------------
                                      ----------
------------
Year ended September 30, 1997:
Shares sold........................    4,174,112
$ 53,874,928
Shares issued in reinvestment of
  dividends and distributions......    1,097,487
13,883,205
Shares reacquired..................
(6,097,293)    (78,784,412)
                                      ----------
------------
Net decrease in shares
  outstanding......................
(825,694)   $(11,026,279)
                                      ----------
------------
                                      ----------
------------

---------------
(a) Commencement of offering of Class A, B, and
C shares.
------------------------------------------------
------------
Note 7. Reorganization

On August 26, 1997, the Board of Trustees of the
Portfolio approved an Agreement
and Plan of Conversion and Liquidation (the
'Plan of Reorganization'). The Plan
of Reorganization was approved by applicable shareholders on January 15, 1998.

Under the Plan of Reorganization, all of the assets of the Portfolio were transferred to Prudential Jennison Series Fund,
Inc.--Prudential Jennison Active
Balanced Fund, Inc. in exchange for Class A,
Class B, Class C and Class Z shares
of the Fund and the assumption by the Fund of all of the liabilities, if any, of the Portfolio.

On May 14, 1998, the Board of Directors approved
a change of the investment
company's name from Prudential Jennison Series
Fund Inc. to The Prudential
Investment Portfolios, Inc. and a change in the
series name of The Prudential
Jennison Active Balanced Fund series to The
Prudential Active Balanced Fund (the
Fund), effective June 1, 1998.
------------------------------------------------
--------------------------------
                                       11

PRUDENTIAL JENNNISON SERIES FUND, INC.*

PRUDENTIAL JENNISON
Financial Highlights (Unaudited)        ACTIVE
BALANCED FUND
------------------------------------------------
--------------------------------

Class A                         Class B
Class C

---------------------------     ----------------
-----------     ---------

Six         November 7,         Six
November 7,         Six

Months          1996(a)         Months
1996(a)         Months

Ended          Through          Ended
Through          Ended

March 31,     September 30,     March 31,
September 30,     March 31,

1998            1997            1998
1997            1998

---------     -------------     ---------     --
-----------     ---------
PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of
period...................     $ 14.41
$13.40           14.34         $13.40         $
14.34

---------          -----       ---------
-----       ---------
Income from investment operations:
Net investment
income..................................
 .18(b)         .21(b)          .12(b)
 .19(b)         .12(b)
Net realized and unrealized gain on investment

transactions....................................
 ....         .58           1.97             .57
1.92              .57

---------         -----        ---------
-----        ---------
   Total from investment
operations....................         .76
2.18             .69           2.11
 .69

---------         -----        ---------
-----        ---------
Less distributions:
Dividends from net investment
income...................        (.32)
(.39)           (.21)           (.39)
(.21)
Distributions from net realized
gains..................       (1.04)
(.78)          (1.04)           (.78)
(1.04)

---------         -----        ---------
-----        ---------
   Total
distributions.................................
(1.36)         (1.17)          (1.25)
(1.17)          (1.25)

---------         -----        ---------
-----        ---------
Net asset value, end of
period.........................     $ 13.81
$ 14.41         $ 13.78         $ 14.34
$ 13.78

---------         -----        ---------
-----        ---------

---------         -----        ---------
-----        ---------
TOTAL
RETURN(d).......................................
 .       22.59%         17.48%          21.58%
16.91%          21.58%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period
(000)........................     $ 2,077
$   990         $   992         $   213
$   105
Average net assets
(000)...............................     $ 1,414
$   100         $   409         $    71
$    44
Ratios to average net assets:
   Expenses, including distribution
fees...............       1.28%(c)
1.31%(c)        2.03%(c)       2.06%(c)
2.03%(c)
   Expenses, excluding distribution
fees...............       1.03%(c)
1.06%(c)        1.03%(c)       1.06%(c)
1.03%(c)
   Net investment
income...............................
2.73%(c)       2.69%(c)        1.96%(c)
1.94%(c)       1.91%(c)
For Class A, B, C and Z shares
   Portfolio turnover
rate.............................         35%
50%             35%            50%
35%


November 7,

1996(a)

Through

September 30,

1997

-------------
PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of
period...................     $ 13.40

-----
Income from investment operations:
Net investment
income..................................
 .13(b)
Net realized and unrealized gain on investment

transactions....................................
 ....        1.98

-----
   Total from investment
operations....................        2.11

-----
Less distributions:
Dividends from net investment
income...................        (.39)
Distributions from net realized
gains..................        (.78)

-----
   Total
distributions.................................
(1.17)

-----
Net asset value, end of
period.........................     $ 14.34

-----

-----
TOTAL
RETURN(d).......................................
 .       16.91%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period
(000)........................     $     5
Average net assets
(000)...............................     $     1
Ratios to average net assets:
   Expenses, including distribution
fees...............        2.06%(c)
   Expenses, excluding distribution
fees...............        1.06%(c)
   Net investment
income...............................
1.94%(c)
For Class A, B, C and Z shares
   Portfolio turnover
rate.............................          50%

---------------
(a) Commencement of offering of Class A, B and C
shares.
(b) Calculated based upon weighted average
shares outstanding during the year.
(c) Annualized.
(d) Total return does not consider the effects
of sales loads. Total return is
    calculated assuming a purchase of shares on
the first day and a sale on the
    last day of each period reported and
includes reinvestment of dividends and
    distributions. Total return for periods of
less than a full year are not
    annualized. Total return includes the effect
of expense subsidies where
    applicable.
------------------------------------------------
--------------------------------
*See page 9                            12
See Notes to Financial Statements.

PRUDENTIAL JENNNISON SERIES FUND, INC.*

PRUDENTIAL JENNISON
Financial Highlights (Unaudited)        ACTIVE
BALANCED FUND
------------------------------------------------
--------------------------------

Class Z

------------------------------------------------
------------

Six

Months

Ended                  Year Ended September 30,

March 31,     ----------------------------------
------------

1998          1997         1996         1995
1994

---------     --------     --------     --------
-------
PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of
period...................    $  14.45      $
13.01     $  12.46     $  10.92     $ 11.05

---------     --------     --------     --------
-------
Income from investment operations:
Net investment
income..................................
 .21(e)        .39(e)       .29(b)       .33(b)
 .24(b)
Net realized and unrealized gain (loss) on
investment

transactions....................................
 ....         .56          2.22          .81
1.54        (.12)

---------     --------     --------     --------
-------
   Total from investment
operations....................         .77
2.61         1.10         1.87         .12

---------     --------     --------     --------
-------
Less distributions:
Dividends from net investment
income...................        (.35)
(.39)        (.37)        (.29)       (.14)
Distributions from net realized
gains..................       (1.04)
(.78)        (.18)        (.04)       (.11)

---------     --------     --------     --------
-------
   Total
distributions.................................
(1.39)        (1.17)        (.55)        (.33)
(.25)

---------     --------     --------     --------
-------
Net asset value, end of
period.........................    $  13.83
$  14.45     $  13.01     $  12.46     $ 10.92

---------     --------     --------     --------
-------

---------     --------     --------     --------
-------
TOTAL
RETURN(d).......................................
 .       22.87%        21.34%        9.11%
17.66%       1.07%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period
(000)........................    $179,452
$158,672     $153,588     $133,352     $81,176
Average net assets
(000)...............................    $182,675
$154,199     $142,026     $104,821     $58,992
Ratios to average net assets:
   Expenses, including distribution
fees...............        1.03%(c)      1.06%
1.00%(b)     1.00%(b)    1.00%(b)
   Expenses, excluding distribution
fees...............        1.03%(c)       N/A
N/A          N/A         N/A
   Net investment
income...............................
3.02%(c)      2.94%        3.09%(b)     3.53%(b)
3.06%(b)


January 4,

1993(a)

Through

September 30,

1993

-------------
PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of
period...................     $ 10.00

------
Income from investment operations:
Net investment
income..................................
 .21(b)
Net realized and unrealized gain (loss) on
investment

transactions....................................
 ....         .84

------
   Total from investment
operations....................        1.05

------
Less distributions:
Dividends from net investment
income...................          --
Distributions from net realized
gains..................          --

------
   Total
distributions.................................
--

------
Net asset value, end of
period.........................     $ 11.05

------

------
TOTAL
RETURN(d).......................................
 .       10.50%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period
(000)........................     $38,786
Average net assets
(000)...............................     $12,815
Ratios to average net assets:
   Expenses, including distribution
fees...............        1.00%(b)/(c)
   Expenses, excluding distribution
fees...............         N/A
   Net investment
income...............................
2.68%(b)/(c)

---------------
(a) Commencement of investment operations.
(b) Net of expense subsidy.
(c) Annualized.
(d) Total return does not consider the effects
of sales loads. Total return is
    calculated assuming a purchase of shares on
the first day and a sale on the
    last day of each period reported and
includes reinvestment of dividends and
    distributions. Total return for periods of
less than a full year are not
    annualized. Total return includes the effect
of expense subsidies where
    applicable.
(e) Calculated based upon weighted average
shares outstanding during the year.
N/A--Data not required for these periods.
------------------------------------------------
--------------------------------
*See page 9                            13
See Notes to Financial Statements.

Prudential Mutual Funds
Gateway Center Three
100 Mulberry Street
Newark, NJ  07102-4077

(800) 225-1852
http://www.prudential.com

Directors
Edward D. Beach
Delayne Dedrick Gold
Robert F. Gunia
Douglas H. McCorkindale
Mendel A. Melzer, CFA
Thomas T. Mooney
Stephen P. Munn
Richard A. Redeker
Robin B. Smith
Louis A. Weil, III
Clay T. Whitehead

Officers
Richard A. Redeker, President
Robert F. Gunia, Vice President
Grace C. Torres, Treasurer
Stephen M. Ungerman, Assistant Treasurer
S. Jane Rose, Secretary
Marguerite E.H. Morrison, Assistant Secretary

Manager
Prudential Investments Fund Management LLC
Gateway Center Three
100 Mulberry Street
Newark, NJ 07102-4077

Investment Adviser
Jennison Associates LLC
466 Lexington Avenue
New York, NY 10017

Distributor
Prudential Securities Incorporated
One Seaport Plaza
New York, NY 10292

Custodian
State Street Bank and Trust Company
One Heritage Drive
North Quincy, MA 02171

Transfer Agent
Prudential Mutual Fund Services LLC
P.O. Box 15005
New Brunswick, NJ 08906

Independent Accountants
Price Waterhouse LLP
1177 Avenue of the Americas
New York, NY 10036

Legal Counsel
Gardner, Carton & Douglas
Quaker Tower
321 North Clark Street
Chicago, IL  60610-4795

The views expressed in this report and
information about the Fund's portfolio
holdings are for the period covered by this report and are subject to change thereafter.

The accompanying financial statements as of March 31, 1998 were not audited and, accordingly, no opinion is expressed on them.

This report is not authorized for distribution to prospective investors unless preceded or accompanied by a current prospectus.

(LOGO)
Prudential Mutual Funds
Gateway Center Three
100 Mulberry Street
Newark, NJ 07102-4077
(800) 225-1852

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